Exhibit 5.1

Harney Westwood & Riegels
3501 The Center
99 Queen’s Road Central
Hong Kong
Tel: +852 5806 7800
Fax: +852 5806 7810

1 August 2025

ERAYAK Power Solution Group Inc

4th Floor, Harbour Place

103 South Church Street

P.O. Box 10240

Grand Cayman KY1-1002

Cayman Islands

Dear Sir or Madam

ERAYAK Power Solution Group Inc. (the Company)

We are attorneys-at-law qualified to practise in the Cayman Islands and have acted as Cayman Islands legal advisers to the Company in connection with an offering by the Company with offering up to in the aggregate of (i) 32,155,921 class A ordinary shares of par value of US$0.0001 each of the Company (the Class A Ordinary Shares); (ii) pre-funded warrants to purchase up to 75,536,386 Class A Ordinary Shares (the Pre-Funded Warrant Shares), and (iii) registered placement agent warrants to purchase an aggregate of up to to 6,461,538 Class A Ordinary Shares (the Placement Agent Warrant Shares, and together with the Class A Ordinary Shares and the Pre-Funded Warrant Shares, collectively the Offering Shares). The Offering Shares will be sold by the Company pursuant to the Company’s registration statement on Form F-3 and accompanying prospectus initially filed on 30 April 2024 with the Securities and Exchange Commission (the Commission) under the United States Securities Act of 1933, as amended (the Registration Statement) and the prospectus supplement dated on 1 August 2025 (the Prospectus Supplement) in accordance with the Securities Purchase Agreement (as defined in Schedule 1). In this opinion Companies Act means the Companies Act (Revised) of the Cayman Islands.

We are furnishing this opinion as Exhibits 5.1 to the Registration Statement.

For the purposes of giving this opinion, we have examined the Documents (as defined in Schedule 1) which we regard as necessary in order to issue this opinion. We have not examined any other documents, official or corporate records or external or internal registers and have not undertaken or been instructed to undertake any further enquiry or due diligence in relation to the transaction which is the subject of this opinion.

In giving this opinion we have relied upon the assumptions set out in Schedule 2 which we have not verified.

Based solely upon the foregoing examinations and assumptions and having regard to legal considerations which we deem relevant, and subject to the qualifications set out in Schedule 3, we are of the opinion that under the laws of the Cayman Islands:

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1	Existence and Good Standing. The Company is an exempted company duly incorporated with limited liability and is validly existing and in good standing under the laws of the Cayman Islands. It is a separate legal entity and is subject to suit in its own name.

2	Authorised Share Capital. Based on our review of the M&A (as defined in Schedule 1), the authorised share capital of the Company is US$50,000 divided into 500,000,000 ordinary shares of par value of US$0.0001 each, comprising of: (i) 450,000,000 class A ordinary shares of par value of US$0.0001 each, and (ii) 50,000,000 class B ordinary shares of par value of US$0.0001 each.

3	Valid Issuance of Offering Shares. The allotment and issue of the Offering Shares as contemplated by the Registration Statement, the Prospectus Supplement and the Securities Purchase Agreement have been duly authorised and the Offering Shares will, when allotted, issued and fully paid for in accordance with the Registration Statement and the Prospectus Supplement, and when the names of the shareholders are entered in the register of members of the Company, be validly issued, fully paid and non-assessable.

4	Cayman Islands Law. The statements under the headings “Enforceability of Civil Liabilities” and “Description of Share Capital” in the prospectus forming part of the Registration Statement, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects as at the date of this opinion and such statements constitute our opinion.

This opinion is confined to the matters expressly opined on herein and given on the basis of the laws of the Cayman Islands as they are in force and applied by the Cayman Islands courts at the date of this opinion. We have made no investigation of, and express no opinion on, the laws of any other jurisdiction. We express no opinion as to matters of fact. Except as specifically stated herein, we make no comment with respect to any representations and warranties which may be made by or with respect to the Company in the Registration Statement. We express no opinion with respect to the commercial terms of the transactions the subject of this opinion.

In connection with the above opinion, we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to this firm in the Registration Statement under the headings “Enforceability of Civil Liabilities” and “Legal Matters” and elsewhere in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under section 7 of the Securities Act or the Rules and Regulations of the Commission thereunder.

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein.

This opinion shall be construed in accordance with the laws of the Cayman Islands.

Yours faithfully

/s/ Harney Westwood & Riegels

Harney Westwood & Riegels

Schedule 1

List of Documents Examined

1	A copy of the certificate of incorporation of the Company dated 14 June 2019.

2	A copy of the amended and restated memorandum and articles of association of the Company adopted by a special resolution passed on 8 November 2024 (the M&A).

3	A copy of the certificate of good standing in respect of the Company issued by the Registrar of Companies of the Cayman Islands dated 25 July 2025.

4	A copy of the register of directors and officers of the Company provided to us on 25 July 2025.

5	A copy of the unanimous written resolutions of the board of directors of the Company passed on 31 July 2025 (the Resolutions).

6	A copy of the certificate issued by a director of the Company dated 25 July 2025, a copy of which is attached hereto (the Director’s Certificate).

7	A copy of the executed securities purchase agreement dated 31 July 2025 entered into by and among the Company, Leonite Capital LLC, FirstFire Global Opportunities Fund LLC, 3i, LP, Bigger Capital Fund, LP, Lazy Jack LLC and Robert Forster (the Securities Purchase Agreement).

8	The Registration Statement and the Prospectus Supplement.

(1 to 5 above are the Corporate Documents, and 1 to 8 above are the Documents).

Schedule 2

Assumptions

1	Authenticity of Documents. All original Documents are authentic, all signatures, initials and seals are genuine, and all copies of Documents are true and correct copies.

2	Corporate Documents. All matters required by law to be recorded in the Corporate Documents are so recorded, and all corporate minutes, resolutions, certificates, documents and records which we have reviewed are accurate and complete, and all facts expressed in or implied thereby are accurate and complete as at the date of the passing of the Resolutions.

3	Director’s Certificate. The contents of the Director’s Certificate are true and accurate as at the date of this opinion and there is no information not contained in the Director’s Certificate that will in any way affect this opinion.

4	No Steps to Wind-up. The directors and shareholders of the Company have not taken any steps to have the Company struck off or placed in liquidation, no steps have been taken to wind up the Company and no receiver has been appointed over any of the property or assets of the Company.

5	Resolutions. The Resolutions have been duly executed by or on behalf of the directors, and the signatures and initials thereon are those of a person or persons in whose name the Resolutions have been expressed to be signed. The Resolutions remain in full force and effect.

6	Unseen Documents. Save for the Documents provided to us there are no resolutions, agreements, documents or arrangements which materially affect, amend or vary the transactions envisaged in the Registration Statement.

7	Constitutional Documents. The M&A is the latest memorandum and articles of association of the Company in effect as of the time of the opinion.

Schedule 3

Qualifications

1	Foreign Statutes. We express no opinion in relation to provisions making reference to foreign statutes in the Registration Statement.

2	Commercial Terms. Except as specifically stated herein, we make no comment with respect to any representations and warranties which may be made by or with respect to the Company in any of the documents or instruments cited in this opinion or otherwise with respect to the commercial terms of the transactions the subject of this opinion.

3	Meaning of Non-Assessable. In this opinion the phrase non-assessable means, with respect to the issuance of shares, that a shareholder shall not, in respect of the relevant shares, have any obligation to make further contributions to the Company's assets (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

4	Good Standing. The Company shall be deemed to be in good standing at any time if all fees (including annual filing fees) and penalties under the Companies Act have been paid and the Registrar of Companies has no knowledge that the Company is in default under the Companies Act (Revised) of the Cayman Islands.

5	Economic Substance. We have undertaken no enquiry and express no view as to the compliance of the Company with the International Tax Co-operation (Economic Substance) Act (Revised).

6	Register of members. Under the Companies Act, the register of members of a Cayman Islands company is by statute regarded as prima facie evidence of any matters which the Companies Act directs or authorises to be inserted therein. A third party interest in the shares in question would not appear. An entry in the register of members may yield to a court order for rectification (for example, in the event of fraud or manifest error).

Annex

Director’s Certificate